       As filed with the Securities and Exchange Commission on November __, 2000
                                                 Registration Statement No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                               COMMERCE ONE, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           DELAWARE                        4440 ROSEWOOD DRIVE               680322810
(STATE OR OTHER JURISDICTION OF           PLEASANTON, CA 94588            (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                                          IDENTIFICATION NUMBER)


   (ADDRESS, INCLUDING ZIP CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                             ----------------------

                       1999 NONSTATUTORY STOCK OPTION PLAN

                            (FULL TITLE OF THE PLAN)

                             ----------------------

                                ROBERT M. TARKOFF
                     SENIOR VICE PRESIDENT, GENERAL COUNSEL
                                  AND SECRETARY
                               COMMERCE ONE, INC.
                               4440 ROSEWOOD BLVD.
                              PLEASANTON, CA 94588
                                 (925) 520-6000
                 (NAME, ADDRESS AND TELEPHONE NUMBER, INCLUDING
                        AREA CODE, OF AGENT FOR SERVICE)
                                   COPIES TO:
                           NEIL ANTHONY JEFFRIES, ESQ.
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                               PALO ALTO, CA 94304
                                 (650) 493-9300

                                                   CALCULATION OF REGISTRATION FEE
========================================= =================== ========================== ======================= ===================
                                                AMOUNT            PROPOSED MAXIMUM          PROPOSED MAXIMUM
         TITLE OF SECURITIES TO                 TO BE              OFFERING PRICE          AGGREGATE OFFERING         AMOUNT OF
             BE REGISTERED                    REGISTERED            PER SHARE (2)                PRICE             REGISTRATION FEE
----------------------------------------- -------------------- ------------------------- ----------------------- -------------------
Common Stock, $.0001 par value..............8,500,000(1)(3)                $52.9375      $449,968,750.00              $118,792.00
----------------------------------------- -------------------- ------------------------- ----------------------- -------------------

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Plan being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of Commerce One's outstanding shares of Common Stock.

(2) With respect to 8,500,000 shares of Common Stock available for future grant under the 1999 Nonstatutory Stock Option Plan, the estimated Proposed Maximum Offering Price Per Share was determined pursuant to equal to Rule 457(h) to be the average of the high and low price reported on the Nasdaq Stock Market on November 13, 2000, which average was $52.9375 per share.

(3) The offer and sale of 3,000,000 shares of common stock issuable under the 1999 Nonstatutory Stock Option Plan was registered on a Registration Statement on Form S-8 filed on March 27, 2000 (File No. 333-33328).

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

EXPLANATORY NOTE:

         This Registration Statement is filed with respect to 8,500,000 additional shares of common stock that may be issued under Commerce One's 1999 Nonstatutory Stock Option Plan. THE OFFER AND SALE OF 3,000,000 SHARES OF COMMON STOCK ISSUABLE UNDER THIS PLAN WAS PREVIOUSLY REGISTERED ON A REGISTRATION STATEMENT ON FORM S-8 FILED ON MARCH 27, 2000. (FILE NO. 333-33328)

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         There are hereby incorporated by reference into this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission") by Commerce One, Inc. (the "Commerce One"):

         1. Commerce One's Quarterly Report on From 10-Q for the quarter ended September 30, 2000, filed with the Commission on November 14, 2000.

         2. Commerce One's Current Report on Form 8-K dated September 13, 2000, filed on September 28, 2000.

         3. Commerce One's Quarterly Report on Form 10-Q for the quarter ended on June 30, 2000, filed with the Commission on August 14, 2000.

         4. Commerce One's Current Report on Form 8-K dated July 20, 2000, filed on July 31, 2000.

         5. Commerce One's Current Report on Form 8-K dated July 24, 2000, filed on July 26, 2000.

         6. Commerce One's Current Report on Form 8-K dated June 20, 2000, filed on June 29, 2000.

         7. Commerce One's Current Report on Form 8-K dated June 14, 2000, filed on June 28, 2000.

         8. Commerce One's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000, filed with the Commission on May 15, 2000.

         9. Commerce One's Amended Current Report on Form 8-K/A dated February January 7, 2000, filed on March 23, 2000.

         10. Commerce One's Amended Current Report on Form 8-K/A dated January 7, 2000, filed on March 22, 2000.

         11. Commerce One's Annual Report on Form 10-K, for the year ended December 31, 1999, filed on March 30, 2000.

         12. Commerce One's Current Report on Form 8-K dated February 2, 2000, filed on February 2, 2000.

         13. Commerce One's Amended Current Report on Form 8-K/A dated November 24, 1999, filed on January 25, 2000.

         14. Commerce One's Current Report on Form 8-K dated January 7, 2000, filed on January 20, 2000.

         15. The description of Commerce One's Common Stock contained in the Commerce One's Registration Statement on Form 8-A, as declared effective by the Commission on July 1, 1999, filed pursuant to Section 12 of the Exchange Act and, any amendment or report filed for the purpose of updating such description.

         All documents filed by Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement on Form S-8 and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The validity of the common stock in this offering will be passed upon for Commerce One by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California. As of October 15, 2000, investment partnerships composed of certain current and former members of and persons associated with Wilson Sonsini Goodrich & Rosati, as well as certain individual attorneys of this firm participating in this matter, beneficially own an aggregate of approximately 40,000 shares of Commerce One common stock.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law permits a corporation to include in its charter documents, and in agreements between the corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by the current law.

         Article IX of Commerce One's Restated Certificate of Incorporation provides for the indemnification of directors to the fullest extent permissible under Delaware law.

         Article VI of Commerce One's Bylaws provides for the indemnification of officers, directors and third parties acting on behalf of Commerce One if such person acted in good faith and in a manner reasonably believed to be in and not opposed to the best interest of Commerce One, and, in any criminal action or proceeding, the indemnified party had no reason to believe his or her conduct was unlawful.

         Commerce One has entered into indemnification agreements with its directors and executive officers, in addition to indemnification provided for in Commerce One's Bylaws, and intends to enter into indemnification agreements with any new directors and executive officers in the future.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         EXHIBIT
         NUMBER                                           EXHIBIT
         ------                                           -------
              5.1         Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

             10.1*        Commerce One, Inc. 1999 Nonstatutory Stock Option Plan.

             23.1         Consent of Ernst & Young LLP, Independent Auditors.

             23.2         Consent of WSGR (included in Exhibit 5.1).

             24.1         Power of Attorney (see signature page).

* Previously filed as an exhibit to Registrant's Registration Statement on Form S-8 (File No. 333-33328) filed on March 27, 2000.

ITEM 9. UNDERTAKINGS

         (a) The undersigned Registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of Commerce One's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Commerce One pursuant to the foregoing provisions, or otherwise, Commerce One has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Commerce One of expenses incurred or paid by a director, officer or controlling person of Commerce One in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Commerce One will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant, Commerce One, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pleasanton, State of California, on this 14th day of November, 2000.

                                             COMMERCE ONE, INC.



                                      By: /s/ Mark B. Hoffman
                                         ---------------------------------------
                                             Mark B. Hoffman
                                             Chief Executive Officer and
                                             Chairman of the Board

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each such person whose signature appears below constitutes and appoints, Peter F. Pervere and Robert M. Tarkoff and each of them, acting individual as his attorney-in-fact, with full power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to any and all amendments to the Registration Statement.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.


                SIGNATURE                                         TITLE                                 DATE
---------------------------------------   --------------------------------------------------   --------------------


          /s/ Mark B. Hoffman               Chief Executive Officer and Chairman of the         November 14, 2000
---------------------------------------     Board (Principal Executive Officer)
             Mark B. Hoffman


          /s/ Robert M. Kimmitt                                                                 November 14, 2000
---------------------------------------     President and Vice Chairman of the Board
            Robert M. Kimmitt

          /s/ Peter F. Pervere
---------------------------------------     Senior Vice President and Chief Financial Officer   November 14, 2000
             Peter F. Pervere               (Principal Financial and Accounting Officer)


---------------------------------------     Director                                            November __, 2000
              John V. Balen

                                       II-5



--------------------------------------      Director                                            November __, 2000
            William B. Elmore

          /s/ Kenneth C. Gardner
--------------------------------------      Director                                            November 14, 2000
            Kenneth C. Gardner


--------------------------------------      Director                                            November __, 2000
            Thomas J. Gonzalez

          /s/ William J. Harding
--------------------------------------      Director                                            November 14, 2000
            William J. Harding

         /s/ David H. J. Furniss
--------------------------------------      Director                                            November 14, 2000
           David H. J. Furniss

           /s/ Noriyoshi Osumi
--------------------------------------      Director                                            November 14, 2000
             Noriyoshi Osumi


--------------------------------------      Director                                            November __, 2000
             Larry W. Sonsini

           /s/ Jay M. Tenebaum
--------------------------------------      Director                                            November 14, 2000
             Jay M. Tenebaum

          /s/ Jeffrey T. Webber
--------------------------------------      Director                                            November 14, 2000
            Jeffrey T. Webber

                                INDEX TO EXHIBITS



 EXHIBIT
 NUMBER                                           EXHIBIT
 ------                                           -------
       5.1         Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

      10.1*        Registrant's 1999 Nonstatutory Stock Option Plan.

      23.1         Consent of Ernst & Young LLP, Independent Auditors.

      23.2         Consent of WSGR (included in Exhibit 5.1).

      24.1         Power of Attorney (see signature page).

* Previously filed as an exhibit to Registrant's Registration Statement on Form S-8 (File No. 333-33328) filed on March 27, 2000.